Exhibit 99.1

urban-gro, Inc. Signs More Than $40 million in Contracts, Driving First Quarter 2023 Backlog to a Record $123 million

Reiterates Guidance

Recovered $2.4 million of Cash Following Settlement of Prior Litigation on March 27, 2023

Announces First Quarter Earnings Call on May 10th at 4:30 p.m. Eastern time

LAFAYETTE, Colo., April 12, 2023 -- urban-gro, Inc. (Nasdaq: UGRO) (“urban-gro” or the “Company”), an integrated professional services and design-build firm offering solutions to the Controlled Environment Agriculture (“CEA”) and commercial sectors, today announced the signing of more than $40 million in contracts in the first quarter 2023, bringing the Company’s total backlog to a record $123 million as of March 31, 2023.

The Company also reiterated its guidance, and in the first quarter of 2023, the Company received $2.4 million of cash following a settlement with its former bank.

“We are carrying strong momentum into 2023 and are excited to announce the growth of our backlog to a record $123 million as of the end of our first quarter, following the signing of more than 25 contracts in that same period. This traction with our clients demonstrates the impact that our integrated professional services and design-build platform is having in the marketplace,” said Bradley Nattrass, Chairman and CEO of urban-gro. “We remain focused on optimizing our platform and leveraging our resources to maximize our productivity and return to positive adjusted EBITDA in the near-term. With the incremental cash from the settlement, combined with the growth in the business we are forecasting through the balance of 2023, we believe we have adequate non-dilutive financial resources available to navigate the current environment. We look forward to updating the market during our first quarter earnings call in May.”

These incremental contracts that were signed in the first quarter were generated from its diverse set of clients, including its growing presence in the commercial sector.

urban-gro First Quarter 2023 Results Conference Call

The Company will report its financial and operating results for the fiscal first quarter ended March 31, 2023, after market close on May 10, 2023. urban-gro’s management team will host a conference call and audio webcast that afternoon at 4:30 p.m. Eastern time consisting of prepared remarks followed by a question and answer session related to the Company's operational and financial highlights.

Event Date: Wednesday, May 10, 2023
Time: 4:30 p.m. Eastern time
Participant Numbers: 877-407-3982 (U.S.), 201-493-6780 (International)
Event Link: https://ir.urban-gro.com/news-events/

For interested individuals unable to join the conference call, a dial-in replay of the call will be available through May 24, 2023 and can be accessed by dialing +1-844-512-2921 (U.S.), +1-412-317-6671 (International) and entering replay passcode: 13737965.

About urban-gro, Inc.

urban-gro, Inc.® (Nasdaq: UGRO) is an integrated professional services and design-build firm. We offer value-added architectural, engineering, and construction management solutions to the Controlled Environment Agriculture (“CEA”), industrial, healthcare, and other commercial sectors. Innovation, collaboration, and creativity drive our team to provide exceptional customer experiences. With offices across North America and in Europe, we deliver Your Vision – Built. Learn more by visiting www.urban-gro.com.

Safe Harbor Statement
This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release, terms such as “believes,” “will,” “expects,” “anticipates,” “may,” “projects,” "forecast" and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The forward-looking statements in this press release include, without limitation, reiterating prior financial guidance, future events, business strategy, future performance, impact of our platform in the marketplace, optimizing our platform, leveraging our resources to maximize productivity, backlog, financial position and the adequacy thereof, adjusted EBITDA and projections for a return to positive adjusted EBITDA, prospects, plans and objectives of management. These and other forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including, among others, our ability to successfully manage and integrate acquisitions, our ability to accurately forecast revenues and costs, competition for projects in our markets, our ability to predict and respond to new laws and governmental regulatory actions, our ability to successfully develop new and/or enhancements to our product offerings and develop a product mix to meet demand, risks related to adverse weather conditions, supply chain issues, rising interest rates, economic downturn or other factors that could cause delays or the cancellation of projects in our backlog or our ability to secure future projects, our ability to maintain favorable relationships with suppliers, risks associated with reliance on key customers and suppliers, our ability to attract and retain key personnel, results of litigation and other claims and insurance coverage issues, risks related to our information technology systems and infrastructure, our ability to maintain effective internal controls, our ability to execute on our strategic plans, our ability to achieve and maintain cost savings, the sufficiency of our liquidity and capital resources, and our ability to achieve our key initiatives for 2023, particularly our growth initiatives. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.
Investor Contacts:

Dan Droller – urban-gro, Inc.
EVP Corporate Development & Investor Relations
-or-
Jeff Sonnek – ICR, Inc.
(720) 730-8160
investors@urban-gro.com
Media Contact:

Mark Sinclair – MATTIO Communications
(650) 269-9530
urbangro@mattio.com
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